                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 CITY NATIONAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                                 March 21, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of City National Corporation, which will be held at 4:30 p.m. on Wednesday, April 26, 2000, at City National Center, 400 North Roxbury Drive, Beverly Hills, California.

    The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the annual meeting.

    WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING.

    The vote of every stockholder is important, and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting.

    We appreciate your continuing support and look forward to seeing you at the annual meeting.

                                          Sincerely,

/s/ BRAM GOLDSMITH                         /s/ RUSSELL GOLDSMITH

BRAM GOLDSMITH                             RUSSELL GOLDSMITH
CHAIRMAN OF THE BOARD                      VICE CHAIRMAN AND
                                           CHIEF EXECUTIVE OFFICER

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2000

TO THE STOCKHOLDERS:

    City National Corporation will hold its Annual Meeting of Stockholders at City National Center, 400 North Roxbury Drive, Beverly Hills, California on Wednesday, April 26, 2000, at 4:30 p.m.

    At the annual meeting, we will consider the following proposals:

        1. ELECTION OF DIRECTORS. The election of directors to hold office for three years, or until their respective successors have been elected and qualified; and

        2. OTHER BUSINESS. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

    The Board of Directors has fixed the close of business on March 14, 2000 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the annual meeting.

                                          By Order of the Board of Directors

                                          BARBARA S. POLSKY
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Beverly Hills, California
March 21, 2000

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                               TABLE OF CONTENTS


INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............      1

ELECTION OF DIRECTORS.......................................      3

BOARD OF DIRECTORS COMMITTEES...............................      5

PRINCIPAL HOLDERS OF COMMON STOCK...........................      6

SECURITY OWNERSHIP OF MANAGEMENT............................      7

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............      9

  Summary Compensation Table................................      9

  Employment Contracts, Change of Control Agreements and
    Termination Arrangements................................     10

  Stock Option Plans........................................     13

    OPTION GRANTS IN LAST FISCAL YEAR.......................     13

    AGGREGATED OPTION EXERCISES AND YEAR-END OPTION
     VALUES.................................................     13

  Compensation of Directors.................................     14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     14

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION AND
  DIRECTORS NOMINATING COMMITTEE............................     15

  Overall Philosophy........................................     15

  Chief Executive Officer...................................     16

  Other Executive Officers..................................     16

  Statement Regarding Deductibility.........................     17

STOCKHOLDER RETURN GRAPH....................................     18

CERTAIN TRANSACTIONS........................................     19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     20

INDEPENDENT ACCOUNTANTS.....................................     20

STOCKHOLDER PROPOSALS.......................................     20

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2000

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

    This proxy statement is being provided in connection with City National Corporation's annual meeting. We are using a question and answer format to provide more clearly general information about the annual meeting and voting procedures.

          1.               Q.      Why did you send me this proxy statement?
                           A.      We sent you this proxy statement because the Board of
                                   Directors of City National Corporation (the "Corporation")
                                   is soliciting your proxy to vote at the annual meeting.
          2.               Q.      When is this proxy statement being mailed to stockholders?
                           A.      This proxy statement and the accompanying proxy card are
                                   first being mailed to stockholders on or about March 24,
                                   2000.
          3.               Q.      Who is paying for this solicitation?
                           A.      We will pay the cost of preparing, assembling and mailing
                                   the notice of the annual meeting, the proxy statement and
                                   the accompanying proxy card and for the solicitation of
                                   proxies. In addition to solicitation of proxies by mail,
                                   certain directors, officers and employees who will receive no additional compensation for their services may solicit
                                   proxies in person or by telephone, telegraph or facsimile.
                                   We will pay brokers and others who hold our common stock in their name for the expenses of forwarding the proxy
                                   materials to their principals.
          4.               Q.      What may I vote on?
                           A.      You are being asked to vote on the election of nominees to serve on the Corporation's Board of Directors.
          5.               Q.      How does the Board of Directors recommend I vote?
                           A.      The Board of Directors recommends a vote FOR each of the
                                   nominees.
          6.               Q.      Who is entitled to vote?
                           A.      Only stockholders of record at the close of business on
                                   March 14, 2000 (the "Record Date") may vote at the annual
                                   meeting.
          7.               Q.      How many shares can vote?
                           A.      At the close of business on the Record Date, there were
                                   47,428,919 shares of the Corporation's common stock
                                   outstanding. Each stockholder is entitled to one vote for
                                   each share of common stock owned.

          8.               Q.      What is a "quorum"?
                           A.      A majority of the outstanding shares must be present at the annual meeting, either in person or represented by proxy, to constitute a "quorum." There must be a quorum for the annual meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting.
          9.               Q.      How are matters approved or disapproved?
                           A.      The four nominees for election as a director who receive the highest number of affirmative votes will be elected.
         10.               Q.      How do I vote?
                           A.      You may vote by signing and dating each proxy card you
                                   receive and returning it in the enclosed postage paid
                                   envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors.
                                   You may revoke your proxy at any time before it is voted at the annual meeting by:
                                   (i) notifying our Secretary at the address shown above;
                                   (ii) attending the annual meeting and voting in person; or
                                   (iii) submitting a later dated proxy card.
         11.               Q.      How do I vote my shares if they are held in the name of my broker, sometimes referred to as being held "in street
                                   name"?
                           A.      If your shares are held by your broker, you should receive a form from your broker seeking instructions on how your
                                   shares should be voted. If you do not give instructions to your broker, your broker will vote your shares at its
                                   discretion on your behalf.
         12.               Q.      How will voting on any other business be conducted?
                           A.      We do not know of any business to be considered at the
                                   annual meeting other than the election of directors
                                   described in this proxy statement. Because we were not
                                   notified of any other business to be presented at the annual meeting on or before February 2, 2000, if any other business is presented at the annual meeting, your designated proxy
                                   will vote on such matter at her discretion. Any matter other than the election of directors must receive affirmative
                                   votes from at least a majority of the shares voting in order to be approved.
         13.               Q.      Who can attend the annual meeting?
                           A.      Stockholders of record at the close of business on
                                   March 14, 2000 may attend the annual meeting. If you hold
                                   your shares through a broker and would like to attend the
                                   annual meeting, please write to the Corporation's Secretary at the address shown above or e-mail
                                   annual_meeting@cityNTL.com, identifying yourself as a
                                   beneficial owner of the Corporation's common stock, and we will add your name to the guest list.
         14.               Q.      How do I get more information about the Corporation?
                           A.      With this proxy statement, we are also sending you our 1999
                                   Summary Annual Report and our Annual Report for the year
                                   ended December 31, 1999, which includes our financial
                                   statements. If you did not receive them, we will send them to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive
                                   copies of the exhibits, we will send them to you upon
                                   payment of our expenses for doing so. Please write to:
                                   Stephen McAvoy
                                   City National Bank
                                   City National Center
                                   400 North Roxbury Drive
                                   Beverly Hills, California 90210
                                   You may also send your request by facsimile to
                                   (213) 347-2645 or by e-mail to annual_meeting@cityNTL.com.
                                   Additional information about the Corporation is also
                                   available on the internet at http:\\www.cnb.com.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Corporation currently consists of twelve members who are divided into three classes. Directors are elected for terms ending at the third annual meeting following the directors' election. At the annual meeting, four nominees will be elected to serve as Class I directors. The term of office of the four current Class I directors will expire upon election and qualification of their successors.

    The nominees recommended by the Board of Directors for election as directors (all of whom are currently directors) are set forth below. If one or more of such nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by the Board of Directors or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. To the best of the Corporation's knowledge, all nominees are and will be available to serve as directors.

    Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of the stockholders of the Corporation called for the election of directors. The notice must include
(i) the name, age, business address and, if known, the residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Corporation beneficially owned by the nominee and (iv) such other information that would be required by federal securities laws and regulations for an individual nominated by the Board of Directors. The Corporation did not receive any such nominations for the annual meeting.

    Each of the current directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of the Corporation.

    The nominees for election as Class I directors, and the Class II and Class III directors who will continue in office after the annual meeting until the expiration of their respective terms, and information about them as of March 21, 2000, are as follows:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                                                                                     DIRECTOR   DIRECTOR OF
                                                 PRINCIPAL OCCUPATION                OF BANK    CORPORATION
         NAME              AGE                  AND OTHER DIRECTORSHIPS               SINCE        SINCE
         ----            --------               -----------------------              --------   -----------
George H. Benter, Jr.     58        President, City National Corporation since         1992         1993
                                    1993; President and Chief Operating Officer,
                                    City National Bank since 1992; Director, The
                                    Wet Seal, Inc.

Stuart D. Buchalter       62        Of Counsel, Buchalter, Nemer, Fields & Younger,    1981         1981
                                    a Professional Corporation, law firm;
                                    Principal, East-West Capital, a venture capital
                                    investment firm; Chief Executive Officer until
                                    January 1995, Chairman of the Board until June
                                    1995, The Art Stores, art materials retailer;
                                    Director, e4L, Inc., Faroudja, Inc., Earl
                                    Scheib, Inc. and Warnaco Group, Inc.

Ezunial Burts             53        President, Los Angeles Area Chamber of Commerce    1998         1998
                                    since 1997; Executive Director/General Manager,
                                    Port of Los Angeles, 1984 to 1997

Andrea L. Van de Kamp     56        Chairman, West Coast Operations, Sotheby's,        1994         1994
                                    auction house, since 1996, prior thereto Senior
                                    Vice President, West Coast Operations,
                                    Sotheby's; Director, Jenny Craig, Inc. and The
                                    Walt Disney Company

DIRECTORS CONTINUING IN OFFICE

                                                                                          DIRECTOR   DIRECTOR OF
                                                       PRINCIPAL OCCUPATION               OF BANK    CORPORATION
            NAME                  AGE                 AND OTHER DIRECTORSHIPS              SINCE        SINCE
            ----                --------              -----------------------             --------   -----------
     CLASS II DIRECTORS

Russell Goldsmith(1)             50        Vice Chairman and Chief Executive Officer,       1978         1979
                                           City National Corporation since October 1995;
                                           Chairman of the Board and Chief Executive
                                           Officer, City National Bank since October
                                           1995; President, Goldsmith Entertainment
                                           Company, production and media company, 1994
                                           to 1995; Consultant, Spelling Entertainment
                                           Group, Inc., television and home video
                                           company, 1994 to 1995; Chairman of the Board
                                           and Chief Executive Officer, Republic
                                           Pictures Corporation, entertainment company,
                                           until 1994

Barry M. Meyer                   56        Chairman and Chief Executive Officer of          1997         1997
                                           Warner Bros., motion picture and television
                                           production and distribution company, since
                                           October 1999, prior thereto Executive Vice
                                           President and Chief Operating Officer, Warner
                                           Bros.

Michael L. Meyer                 61        Chief Executive Officer, Michael L. Meyer        1999         1999
                                           Company, real estate consulting and
                                           investment company, since October 1999;
                                           Senior Vice President and Chief Financial
                                           Officer, Advantage 4, real estate
                                           telecommunication company, since October
                                           1999; Managing Partner, Orange County, Ernst
                                           & Young LLP Real Estate Group, 1974 to 1998

Edward Sanders                   77        Principal, Sanders, Barnet, Goldman, Simons &    1985         1985
                                           Mosk, a Professional Corporation, law firm

     CLASS III DIRECTORS

Richard L. Bloch                 70        President, Pinon Farm, Inc., equestrian          1974         1979
                                           training facility

Bram Goldsmith(1)                77        Chief Executive Officer until October 1995       1964         1969
                                           and Chairman of the Board, City National
                                           Corporation; Chairman of the Board and Chief
                                           Executive Officer, City National Bank until
                                           October 1995

Charles E. Rickershauser, Jr.    71        Attorney; Chairman of the Board, PS Group        1982         1982
                                           Holdings, Inc.

Kenneth Ziffren                  59        Senior Partner, Ziffren, Brittenham, Branca &    1989         1989
                                           Fischer, law firm; Director, Panavision Inc.

--------------------------

(1) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

    The Board of Directors held 11 meetings during 1999. All directors attended at least 75 percent of the meetings held during 1999 by the Board of Directors and the committees on which they served, except Messrs. Barry M. Meyer and Charles E. Rickershauser, Jr.

                         BOARD OF DIRECTORS COMMITTEES

    The Board of Directors of the Corporation has, among others, a Compensation and Directors Nominating Committee and an Audit Committee.

    The Compensation and Directors Nominating Committee is composed of
Messrs. Barry M. Meyer (Chairman), Charles E. Rickershauser, Jr. and Edward Sanders. The Compensation and Directors Nominating Committee acts upon matters of compensation and selects and recommends to the Board nominees for positions on the Corporation's Board of Directors. The Compensation and Directors Nominating Committee of the Bank is composed of the same individuals. The Committees met jointly four times during 1999.

    The Audit Committee is composed of Messrs. Kenneth Ziffren (Chairman), Richard L. Bloch and Stuart D. Buchalter. The Audit Committee monitors significant accounting policies, approves services rendered by the Corporation's independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The Audit Committee also functions as the audit and examining committee of the Bank. The Committee met 12 times during 1999.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth information as of December 31, 1999 regarding the beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock. To the Corporation's knowledge, based on the absence of filings which beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock are required to make with the Securities and Exchange Commission, there are no other beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock.

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                       ----------------------------------------------
                                                                NUMBER OF SHARES
                                                       -----------------------------------
                                                          SOLE        SHARED
                                                       VOTING AND   VOTING AND               PERCENT
                 NAME AND ADDRESS OF                   INVESTMENT   INVESTMENT                  OF
                  BENEFICIAL OWNER                       POWER        POWER        TOTAL      CLASS
-----------------------------------------------------  ----------   ----------   ---------   --------
Bram Goldsmith Group                                                             6,835,040     15.0%
400 North Roxbury Drive
Beverly Hills, CA 90210..............................

  Goldsmith Family Partnership(1)....................         --    2,920,113    2,920,113

  Bram and Elaine Goldsmith,                                  --    3,029,589    3,029,589(2)
    Trustees of the Bram and Elaine
    Goldsmith Family Trust...........................

  Elaine and Bram Goldsmith,                                  --      567,989      567,989
    Trustees of the Elaine
    Goldsmith Revocable Trust........................

  Bram Goldsmith.....................................         --       63,838       63,838(3)

  Goldsmith Family Foundation........................         --      239,780      239,780(4)

  Oak Trust A........................................     13,731           --       13,731(5)

------------------------

(1) The Goldsmith Family Partnership is a limited partnership of which the general partners include the Bram and Elaine Goldsmith Family Trust and the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is the sole trustee. The Bram Goldsmith Group disclaims beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of the pecuniary interest therein of Mr. Bram Goldsmith.

(2) Excludes the 2,920,113 shares identified as being held by the Goldsmith Family Partnership which the Bram and Elaine Goldsmith Family Trust may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(3) Represents Mr. Bram Goldsmith's proportionate interest in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at December 31, 1999.

(4) The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Mr. Bram Goldsmith is a director. Mr. Bram Goldsmith disclaims beneficial ownership of these shares.

(5) Represents shares held in a trust for the benefit of a member of the immediate family of Mr. Bram Goldsmith for which Mr. Bram Goldsmith is the sole trustee.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The information below sets forth the number of shares of the Corporation's common stock beneficially owned as of January 31, 2000 by each of the current directors, including nominees, each of the individuals included in the "Summary Compensation Table" below and all current directors and executive officers as a group.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                             --------------------------------------------------------------
                                                             NUMBER OF SHARES
                                             ------------------------------------------------
                                                SOLE        SHARED
                                             VOTING AND   VOTING AND                               PERCENT
              NAME OR NUMBER                 INVESTMENT   INVESTMENT                                  OF
            OF PERSONS IN GROUP                POWER        POWER      OPTIONS(1)     TOTAL         CLASS
-------------------------------------------  ----------   ----------   ----------   ---------      --------
George H. Benter, Jr.......................         --       64,827      251,131      315,958           *
Richard L. Bloch...........................         --      224,305        1,000      225,305           *
Stuart D. Buchalter........................     13,643           --           --       14,018(2)        *
Ezunial Burts..............................        100           --          500          600           *
Bram Goldsmith.............................     13,731    6,821,309           --    6,835,040(3)     15.0%
Russell Goldsmith..........................    734,441    3,230,611      692,084    4,657,136(4)     10.2%
Barry M. Meyer.............................      2,500           --           --        2,500           *
Michael L. Meyer...........................      2,000           --           --        2,000           *
Robert A. Moore............................      5,875           --       79,253       85,128           *
Frank P. Pekny.............................     66,119        4,394      147,533      218,046(5)        *
Charles E. Rickershauser, Jr...............     14,324           --           --       14,324           *
Edward Sanders.............................     16,518        1,137          500       18,155           *
Andrea L. Van de Kamp......................      1,000        2,455           --        3,455           *
Kenneth Ziffren............................      4,762       15,786           --       20,548           *
All Directors and Executive Officers as a
  group (18 persons).......................    946,520    7,216,762    1,238,972    9,402,629(6)     20.6%

------------------------

* Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Corporation's common stock.

(1) Represents shares subject to options which are currently exercisable or which will become exercisable within 60 days after January 31, 2000.

(2) Includes 375 shares owned by Mr. Buchalter's wife individually. Mr. Buchalter disclaims beneficial ownership of these shares.

(3) Includes (i) 2,920,113 shares owned by the Goldsmith Family Partnership,
    (ii) 3,029,589 shares owned by the Bram and Elaine Goldsmith Family Trust, of which Mr. Bram Goldsmith is a co-trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Bram and Elaine Goldsmith Family Trust is a general partner), (iii) 567,989 shares owned by the Elaine Goldsmith Revocable Trust, of which Mr. Bram Goldsmith is a co-trustee, (iv) 239,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Mr. Bram Goldsmith is a director, (v) 63,838 shares representing Mr. Bram Goldsmith's proportionate interest in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at December 31, 1999, the most recent valuation date, and (vi) 13,731 shares owned by Oak Trust A, of which a member of the immediate family of Mr. Bram Goldsmith is the beneficiary and Mr. Bram Goldsmith is the sole trustee. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family Foundation are also shown as being beneficially owned by Mr. Russell Goldsmith. Mr. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, and the Goldsmith Family Foundation.

(4) Includes (i) 2,920,113 shares owned by the Goldsmith Family Partnership,
    (ii) 424,293 shares owned by the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is the sole trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Russell Goldsmith Trust is a general partner), (iii) 310,148 shares owned by other trusts of which Mr. Russell Goldsmith is the sole trustee, (iv) 239,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Mr. Russell Goldsmith is a director, (v) 68,495 shares owned by the B.N. Maltz Foundation, a charitable foundation of which Mr. Russell Goldsmith is a director, and (vi) 2,223 shares representing Mr. Russell Goldsmith's proportionate interest in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at
    December 31, 1999, the most recent valuation date. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family Foundation are also shown as being beneficially owned by Mr. Bram Goldsmith. Mr. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, the Goldsmith Family Foundation and the B.N. Maltz Foundation.

(5) Includes 4,394 shares representing Mr. Pekny's proportionate interest in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at December 31, 1999, the most recent valuation date.

(6) Includes 11,831 shares representing the proportionate interests of various executive officers in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan at
    December 31, 1999, the most recent valuation date.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for services rendered in all capacities to the Corporation and its subsidiaries earned during the years indicated by each of the Corporation's Chief Executive Officer and the four other most highly compensated officers of the Corporation during 1999 (including officers of the Bank who are deemed executive officers of the Corporation) who were employed by the Corporation or the Bank at December 31, 1999 (collectively, the "Named Executive Officers").

                                                                                         LONG TERM
                                                                                      COMPENSATION(2)
                                                                                      ---------------
                                                                                        SECURITIES
                                                         ANNUAL COMPENSATION(1)         UNDERLYING
                                                     ------------------------------       OPTIONS          ALL OTHER
NAME AND POSITION WITH THE CORPORATION AND THE BANK    YEAR      SALARY     BONUS         GRANTED       COMPENSATION(3)
---------------------------------------------------  --------   --------   --------   ---------------   ---------------
Russell Goldsmith .............................        1999     $698,083   $906,188            --           $19,260(4)
  Vice Chairman and Chief Executive Officer, City      1998     $570,114   $877,500       447,500           $20,215
  National Corporation; Chairman of the Board and      1997     $456,250   $335,000        90,000           $19,428
  Chief Executive Officer, City National Bank

Bram Goldsmith ................................        1999     $540,000   $385,000            --           $79,260(4)
  Chairman of the Board, City National Corporation     1998     $540,000   $398,500            --           $20,215
                                                       1997     $540,000   $374,220            --           $19,428

George H. Benter, Jr. .........................        1999     $403,348   $250,000        57,500           $19,260
  President, City National Corporation; President      1998     $365,000   $250,000        57,500           $20,159
  and Chief Operating Officer, City National Bank      1997     $335,840   $225,000        50,000           $19,428

Frank P. Pekny ................................        1999     $368,348   $235,000        57,500           $19,260
  Executive Vice President and Chief Financial         1998     $334,167   $235,000        57,500           $20,215
  Officer/Treasurer, City National Corporation;        1997     $280,000   $225,000        50,000           $19,428
  Vice Chairman and Chief Financial Officer, City
  National Bank

Robert A. Moore ...............................        1999     $193,750   $ 81,500        10,000           $19,260
  Executive Vice President and Chief Credit            1998     $184,583   $ 68,500        12,500           $20,215
  Officer, City National Bank                          1997     $175,833   $ 65,200        12,500           $19,428

------------------------

(1) There were no perquisites or other personal benefits which, in the aggregate, exceeded the lesser of $50,000 or 10% of total salary and bonus for any of the Named Executive Officers.

(2) The Corporation did not award restricted stock or pay out any amounts pursuant to a long term incentive plan to any of its executive officers during the periods shown.

(3) Reflects the contribution to the Profit Sharing Plan allocable to the Named Executive Officer, including any matching contribution to the
    Section 401(k) deferred compensation feature of that Plan.

(4) For Mr. Bram Goldsmith, also includes $60,000 for the premium paid in 1999 on a life insurance policy originally purchased under his employment agreement in 1980 which policy is owned by a trust of which Mr. Russell Goldsmith is one of the beneficiaries. See "--Employment Contracts, Change of Control Agreements and Termination Arrangements--Bram Goldsmith Agreement."

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS AND TERMINATION ARRANGEMENTS

    RUSSELL GOLDSMITH AGREEMENT. Effective July 15, 1998, the Corporation and the Bank entered into an Employment Agreement (the "Russell Goldsmith Agreement") with Mr. Russell Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. The Russell Goldsmith Agreement will remain in effect until July 15, 2002. The Russell Goldsmith Agreement provided for an annual salary of $675,000 for the first year thereof, increasing for each successive year by the lesser of
(i) five percent (5%) plus a cost of living index and (ii) 10%. Mr. Russell Goldsmith is also entitled to an annual bonus equal to 35% of his base compensation, contingent upon the Corporation achieving 85% of its annual plan goals, scaled up, ratably, to 200% of his base compensation, contingent upon the Corporation achieving 130% of its annual plan goals.

    The Russell Goldsmith Agreement provides that in the event the Corporation or the Bank terminates Mr. Russell Goldsmith's employment without good cause, Mr. Russell Goldsmith will be entitled to receive an amount equal to (i) the base compensation and bonus he would have received during the three years following the date of termination (assuming for purposes of the calculation that the term of the Russell Goldsmith Agreement had extended for a period of three years from the date of termination) and (ii) the cost of all other employee benefits Mr. Russell Goldsmith would have received had he remained employed for three years following the date of termination. In addition, the stock option granted pursuant to the Russell Goldsmith Agreement, if not then exercisable in full, will become fully exercisable. For purposes of the Russell Goldsmith Agreement, "good cause" is defined as (i) conviction of a crime directly related to Mr. Russell Goldsmith's employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs or (iv) breach of a material provision of the Russell Goldsmith Agreement.

    If Mr. Russell Goldsmith's employment is terminated because of injury or physical or mental illness or due to Mr. Russell Goldsmith's death, Mr. Russell Goldsmith (or, in the event of his death, his beneficiary or estate) will be entitled to receive the same amounts and benefits as if his employment had been terminated without good cause.

    At the request of Mr. Russell Goldsmith, the Corporation or the Bank, any dispute relating to the Russell Goldsmith Agreement will be resolved through binding arbitration. See "--Change of Control Agreements" below, for information relating to change of control arrangements for Mr. Russell Goldsmith.

    BRAM GOLDSMITH AGREEMENT. In March 1998, the Corporation and the Bank entered into an Employment Agreement (the "Bram Goldsmith Agreement") with
Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board of the Corporation and an officer of the Bank from May 15, 1998 to May 14, 2001. The Bram Goldsmith Agreement provides for an annual salary of $540,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Bram Goldsmith's annual salary than the mean between the high and low percentage of annual salary paid as a bonus to any other member of the Corporation's or the Bank's Strategy and Planning Committee (both of which currently consist of Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny). In March 1999, Mr. Bram Goldsmith and the Corporation agreed that in no event would the total employee remuneration, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), paid to Mr. Bram Goldsmith with regard to any one tax year of the Corporation total more than $925,000.

    Since 1980, Mr. Bram Goldsmith's employment arrangements have provided for various policies of life insurance. Since 1990, and continuing under the Bram Goldsmith Agreement, an insurance policy on the joint lives of Bram and Elaine Goldsmith in the amount of $7,000,000 has been provided by the Bank. Between 1990 and 1998, all premiums on the policy were paid out of the policy's cash surrender value. The cash surrender value has been substantially depleted, and the Bank is now obligated to pay an annual premium equal to the greater of $60,000 or the amount necessary to maintain a $7,000,000 death benefit. The Bank will receive, from the death benefit of the policy, before any payments to the beneficiaries, a sum equal to the aggregate amount of premiums, without interest prior to Mr. Bram Goldsmith's death, paid on the policy since its inception. The total premiums paid between 1980 and 1999 on the existing policy and its predecessor policy total approximately $660,842. There is no arrangement or understanding, formal or informal, that Mr. Bram Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

    The Bram Goldsmith Agreement provides that in the event the Corporation terminates Mr. Bram Goldsmith's employment without good cause, Mr. Bram Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" is defined as (i) conviction of a crime directly related to Mr. Bram Goldsmith's employment, (ii) conviction of a felony involving moral turpitude,
(iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs, or (iv) breach of any material provision of the Bram Goldsmith Agreement. If Mr. Bram Goldsmith's employment is terminated because of injury or physical or mental illness, the Corporation will be obligated to continue paying Mr. Bram Goldsmith's salary and bonus as if Mr. Bram Goldsmith continued to be employed by the Corporation, less any amount paid in lieu of salary under any private or governmental insurance program. If Mr. Bram Goldsmith's employment is terminated due to his death, his annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not, for the remaining term of the Bram Goldsmith Agreement.

    At the request of either Mr. Bram Goldsmith or the Corporation, any dispute relating to the Bram Goldsmith Agreement will be resolved through binding arbitration. See "--Change of Control Agreements" below for information relating to change of control arrangements for Mr. Goldsmith.

    CHANGE OF CONTROL AGREEMENTS. Each officer who is a member of the Bank's Executive Committee, including each of the five Named Executive Officers, has entered into a Change of Control Agreement (the "Change of Control Agreement"). The Change of Control Agreement provides that each officer shall be employed for a period of two years (three years for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) from the date of a change of control. The compensation, benefits, title, duties and other attributes of the officer's employment generally will be at least equal to that which was provided prior to the change of control.

    If, after a change of control, the officer's employment is terminated other than for "cause" or the officer resigns for "good reason," the officer will be paid an amount equal to two times (three times for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) such officer's base salary and annual bonus plus the value of certain other benefits and payments foregone due to the termination and will continue to receive all employee benefits for two years (three years for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) after the date of termination. For purposes of the Change of Control Agreements, "cause" is defined to mean (i) a willful and continued failure to perform the officer's duties or (ii) willfully engaging in illegal conduct or gross misconduct materially and demonstrably injurious to the Corporation, and "good reason" is defined to include (i) an action which diminishes the officer's position, authority, duties or responsibilities or (ii) a failure by the Corporation to comply with the compensation provisions of the agreement. In addition, any resignation by the officer during the 30 day period immediately following the first anniversary of a change of control is deemed to be for "good reason."

    If it is determined that any payments made to an officer pursuant to the Change of Control Agreement would subject such officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code, under certain circumstances such officer will also be paid an additional amount sufficient to put such officer in the same tax position as he or she would have been in had no excise tax been imposed on such payment.

    SEPARATION PAY PLAN. The Bank has a Separation Pay Plan with respect to all employees, including the Named Executive Officers, who are regularly scheduled to work at least 30 hours per week and have completed at least three months of continuous service at the time they are laid off. The Separation Pay Plan provides continuing pay based on the employee's wage or salary rate in the event of layoff, provided the employee is not offered a position with the Bank at a comparable salary or a position with an employer that acquires from the Bank the line of business in which the employee worked. The basic period during which the employee is entitled to receive separation pay is determined by position, and ranges up to six weeks for Vice Presidents or above. However, if the employee executes a General Release and Separation Agreement, the separation pay period is extended, based on position and years of service, up to a maximum of 26 weeks of salary (including the six week basic period) for Vice Presidents or above with 13 or more years of service.

    STOCK OPTION PLANS. The 1985 Stock Option Plan, under which no more options may be granted but under which there are still options outstanding, the 1995 Omnibus Plan and the 1999 Omnibus Plan each contain provisions that take effect upon a change of control (as defined in each of the plans) of the Corporation. If a change of control occurs, all options held by employees vest in full unless the Board of Directors (in the case of the 1985 Stock Option Plan) or the Compensation and Directors Nominating Committee (in the case of the 1995 Omnibus Plan and the 1999 Omnibus Plan) determines otherwise, in which event the Board of Directors or the Compensation and Directors Nominating Committee, as applicable, will make provision for continuation and assumption of the plans and outstanding awards or for the substitution of new awards.

    EXECUTIVE DEFERRED COMPENSATION PLAN. The Bank's Executive Deferred Compensation Plan allows officers who are senior vice presidents or above to elect each year to defer up to 50% of their salary and 100% of their annual bonus. Each officer's deferral account is credited with an amount equal to the net investment return of one or more equity or bond funds selected by the officer. The amounts deferred may also be used to purchase split-dollar life insurance policies issued by an insurance company not affiliated with the Corporation or the Bank. Upon the death of an officer who elected to purchase split-dollar life insurance under the Executive Deferred Compensation Plan, the officer's beneficiary will receive the greatest of (i) the death benefit under the policy, (ii) 50% of the officer's base salary at the time of death, up to $100,000 or (iii) two times (one and one-half times, if age 60 or older) the amount credited to the officer's deferral account.

STOCK OPTION PLANS

    OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executive Officers during 1999. Messrs. Russell Goldsmith and Bram Goldsmith were not granted options during 1999. See "Report on Executive Compensation by the Compensation and Directors Nominating Committee--Chief Executive Officer--Stock Option Grant." No stock appreciation rights were granted during 1999.

                                                                      INDIVIDUAL GRANTS
                                        -----------------------------------------------------------------------------
                                                     PERCENT OF                   MARKET
                                        NUMBER OF      TOTAL                     PRICE ON
                                        SECURITIES    OPTIONS      EXERCISE        GRANT                   GRANT DATE
                                        UNDERLYING    GRANTED        PRICE         DATE                     PRESENT
                                         OPTIONS         TO       (PER SHARE)   (PER SHARE)   EXPIRATION     VALUE
NAME                                     GRANTED     EMPLOYEES        (1)           (1)          DATE         (2)
----                                    ----------   ----------   -----------   -----------   ----------   ----------
George H. Benter, Jr..................    57,500        6.015%     $36.6875      $36.6875     4/20/2009     $838,925
Frank P. Pekny........................    57,500        6.015%     $36.6875      $36.6875     4/20/2009     $838,925
Robert A. Moore.......................    10,000        1.046%     $36.6875      $36.6875     4/20/2009     $145,900

------------------------

(1) Closing price on the grant date as reported on the New York Stock Exchange.

(2) Present values were calculated using the Black-Scholes option valuation model with the following assumptions:

Expected life.............................................  7.5 years
Volatility................................................  37.1%
Dividend yield............................................  2.0%
Risk-free investment rate.................................  5.2%

    The expected life is based upon the pattern of exercises of options granted by the Corporation in the past. Volatility, a measure of the variability in the Corporation's stock price, is based on changes in the price of the Corporation's common stock during the past ten years, measured monthly. The dividend yield is an assumed rate. Actual dividend payments will depend upon a number of factors, including future financial results, and may differ substantially from the assumption. The risk-free investment rate is based on the yield on ten year U.S. Treasury Notes on the grant date.

    The actual value, if any, which a Named Executive Officer may realize will depend upon the difference between the option exercise price and the market price of the Corporation's common stock on the date of exercise.

    Options which expire on April 20, 2009 were granted on April 21, 1999. The options become exercisable 25% on each anniversary date of the grant until fully exercisable. The options may become exercisable in full upon a change of control of the Corporation. See "Compensation of Executive Officers and Directors--Employment Contracts, Change of Control Agreements and Termination Arrangements--Stock Option Plans."

    AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information regarding exercises of stock options by the Named Executive Officers during 1999 and the value of all unexercised in-the-money stock options held by the Named Executive Officers as of December 31, 1999. Mr. Bram Goldsmith did not exercise any stock options during 1999 and held no unexercised stock options at December 31, 1999. There were no exercises of stock appreciation rights during 1999 or any unexercised stock appreciation rights at December 31, 1999.

                                                               NUMBER OF SHARES            VALUE OF UNEXERCISED
                                     SHARES                       UNDERLYING               IN-THE-MONEY OPTIONS
                                    ACQUIRED                  UNEXERCISED OPTIONS             AT YEAR-END (1)
                                      UPON      VALUE     ---------------------------   ---------------------------
NAME                                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                --------   --------   -----------   -------------   -----------   -------------
Russell Goldsmith.................      324    $ 10,733     652,709        234,791      $7,241,563      $394,688
George H. Benter, Jr..............   22,227    $584,082     211,756        138,125      $4,202,772      $450,781
Frank P. Pekny....................   49,561    $781,557     108,158        138,125      $1,849,494      $450,781
Robert A. Moore...................   14,800    $340,129      69,878         28,750      $1,521,936      $115,820

------------------------

(1) Based on the $32.9375 closing price of the Corporation's common stock on December 31, 1999, as reported on the New York Stock Exchange. The actual amount which a Named Executive Officer may realize will depend upon the market price of the Corporation's common stock at the time shares obtained upon exercise of such options are sold.

COMPENSATION OF DIRECTORS

    The Corporation does not pay cash fees to its directors for attendance at meetings of the Board of Directors. However, the Bank, whose Board of Directors consists of the same individuals as the Corporation's Board of Directors and generally meets jointly with the Corporation's Board of Directors, pays a fee of $1,500 to each non-employee director for attendance at each meeting of its Board of Directors. Non-employee directors serving on committees appointed by the Board of Directors receive a fee of $1,000 for each committee meeting attended. The chair of each committee appointed by the Board of Directors receives an annual fee of $3,000.

    During 1999, Mr. Richard Bloch, a director of the Corporation and the Bank, served on the Bank's San Diego Advisory Board for which he was paid an advisory board fee of $500.

    The Corporation's 1999 Omnibus Plan provides for the automatic annual grant of 500 discounted stock options to each non-employee director on the date of the annual meeting of stockholders ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, payable in cash, by surrender of Corporation common stock held by the director or a combination of the two. Director Stock Options vest six months after the date of grant or upon the earlier termination without cause of the option holder's directorship and expire ten years after the date of grant.

    The Corporation's Director Deferred Compensation Plan allows non-employee directors to elect each year to defer up to 100% of their director fees. The Corporation credits each director's deferral account with an amount equal to the net investment return of one or more equity or bond funds selected by the director. Amounts in a director's deferral account represent an unsecured claim against the Corporation's assets and are paid in a lump-sum or, at the director's election, in annual installments over a 10-year period upon the termination of service as a director.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Directors Nominating Committee during 1999 consisted of Messrs. Barry M. Meyer (Chairman), Charles E. Rickershauser, Jr. and Edward Sanders. None of the members of the Compensation and Directors Nominating Committee has ever been an officer or employee of the Corporation or any subsidiary of the Corporation.

    All three members of the Compensation and Directors Nominating Committee were customers of the Bank, including one member who was a borrower, in the ordinary course of business during 1999. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than normal risk of collectibility or present other unfavorable features.

                        REPORT ON EXECUTIVE COMPENSATION
             BY THE COMPENSATION AND DIRECTORS NOMINATING COMMITTEE

    Decisions regarding compensation of the Corporation's executive officers, all of whom are employees of the Bank, are made by the Compensation and Directors Nominating Committees of the Corporation and the Bank, which meet jointly (collectively the "Compensation Committee"). The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan, 1995 Omnibus Plan and 1999 Omnibus Plan. The Compensation Committee administers the 1995 Omnibus Plan and the 1999 Omnibus Plan and grants options and other stock-based awards thereunder. The Compensation Committee also administers outstanding options issued under the 1985 Stock Option Plan, which expired in 1995. References in the following report to the Corporation shall be deemed to include the Bank, unless otherwise noted.

    The Compensation Committee presents the following report.

OVERALL PHILOSOPHY

    The Corporation's compensation and benefit programs provide systematic ways of rewarding employee-colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation's strategic goals. Rewards are determined in accordance with the Corporation's "pay for performance" philosophy and are based on an evaluation process that periodically assesses performance against established goals. The compensation and benefit programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace. Consistent with the Corporation's mission statement, these programs are designed to build, train, retain, reward and support the best team of professionals in the financial industry. They are designed to:

    - Reward achievement of corporate and individual goals in a fair, objective and consistent way;

    - Effectively motivate continued achievement of increasingly higher goals;

    - Attract and retain the best team of professionals;

    - Balance short and long-term objectives for both the Corporation and employee-colleagues;

    - Recognize behaviors that are consistent with the Corporation's values and culture;

    - Properly value and blend teamwork and individual effort; and

    - Provide appropriate levels of rewards using one or more of the following program components: base pay, bonus, stock options, benefit and retirement programs and training programs.

    Key elements of the compensation program for executive officers are base salary, annual cash bonus, stock option grants and benefits typically offered to executive officers by comparable financial institutions. Although the exact identity of the institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys, these generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California. In addition, the Corporation uses custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Bank in asset size and product mix and are consolidated in a relatively small geographic location with a low number of branches. Some, but not all, of the banks for which compensation survey information is considered are included within the SNL $5~10 Billion Bank Index utilized in the "Stockholder Return Graph," below.

CHIEF EXECUTIVE OFFICER

    BASE SALARY. Mr. Russell Goldsmith's base salary for 1999 was set by the terms of the Russell Goldsmith Agreement. In determining the level of base salary provided for by the Russell Goldsmith Agreement, the Compensation Committee took into account Mr. Russell Goldsmith's qualifications and past experience, the performance of the Corporation since he became the Chief Executive Officer and the substantial increase in the size and diversification of the Corporation, as well as data regarding base salary levels of Chief Executive Officers of other comparable financial institutions provided by independent consultants.

    ANNUAL CASH BONUS. All officers of the Corporation and its subsidiaries may be selected by the Compensation Committee to participate in the 1999 Variable Bonus Plan. For 1999, Mr. Russell Goldsmith was the only officer selected to participate. Under the 1999 Variable Bonus Plan, the Compensation Committee establishes an objective compensation formula (expressed as a percentage of base salary) based on the achievements of performance goals which may include net income, earnings per share, return on assets, return on equity, total stockholder return and other criteria. Based upon the formula established by the Compensation Committee for 1999, which reflected the Corporation's net income goal, and the Bank's performance for 1999, Mr. Russell Goldsmith received a bonus of $906,188 in March 2000.

    STOCK OPTION GRANT. Mr. Russell Goldsmith was not awarded any stock options in 1999, pursuant to an agreement between the Corporation and Mr. Russell Goldsmith.

OTHER EXECUTIVE OFFICERS

    BASE SALARY. The Compensation Committee considers and approves senior management recommendations concerning base salaries for executive officers. Base salary adjustments are usually effective beginning March 1. Executive officer base salaries for 1999 were primarily based on the performance of the Corporation, the individual and the individual's department or division and the base salary levels at comparable financial institutions.

    ANNUAL CASH BONUSES. The executive officers of the Corporation are also members of the Bank's Executive Committee and as such are eligible to participate in the Bank's Executive Management Bonus Plan. The Executive Management Bonus Plan governs annual cash bonuses payable to members of the Bank's Executive Committee (other than officers subject to other bonus arrangements). The Bank's Strategy and Planning Committee (each of the members of which is also a member of the Executive Committee) each year establishes a net income goal for the Corporation which is subject to the approval of the Board of Directors. Under the Plan, the aggregate amount of bonuses paid depends upon the degree to which the Corporation's performance falls below or exceeds the net income goal. Senior management recommends to the Compensation Committee for its review and adoption the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at comparable financial institutions. If the Corporation does not achieve at least 85% of its net income goal ("bonus threshold"), no cash bonuses are paid. If the Corporation achieves or exceeds the bonus threshold, bonuses may, but are not required to, be paid in the sole discretion of the Compensation Committee. Determination of which executive officers will receive bonuses and in what amounts is made by the Compensation Committee following discussion of the recommendations of senior management, based on a discretionary evaluation of each officer's individual and department or division contribution to the accomplishment of the Corporation's net income goal. Not all eligible officers will necessarily receive a bonus and not all eligible officers will necessarily receive the same bonus.

    Additional amounts may be paid as bonuses to members of the Executive Committee who are deemed by the Compensation Committee to have achieved superior performance during the rating period. The Corporation exceeded the 1999 bonus threshold, and bonuses were paid in March 2000.

    STOCK OPTION GRANTS. Recommendations of senior management for the grant of stock options to executive officers under the Corporation's 1995 Omnibus Plan and 1999 Omnibus Plan are generally submitted to the Compensation Committee after the end of each fiscal year. In determining whether to recommend the grant of an option and the size of the grant to be awarded, senior management considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Corporation and option grant levels at comparable financial institutions. Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is dependent upon future appreciation in the stock price. After full discussion of the recommendations presented, the Compensation Committee decides whether to award stock options.

    The 1995 Omnibus Plan and the 1999 Omnibus Plan are designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of the grant. The options generally have a vesting schedule of 25% per year beginning one year after the grant date which is intended to assist in the retention of executive officers and the creation of stockholder value over the long-term, because the option holder receives the full benefit of the option only after four years.

STATEMENT REGARDING DEDUCTIBILITY

    Under Internal Revenue Code Section 162(m), the Corporation's tax deduction may be limited to the extent total compensation paid to the Corporation's chief executive officer and the four other highest-paid executive officers exceeds
$1 million in any one tax year. The deduction limit does not apply to payments which qualify as "performance based" provided certain requirements are met, including receipt of stockholder approval. It is the intent of the Compensation Committee to structure the Corporation's compensation programs so that all compensation payments are tax deductible. However, the Compensation Committee reserves the discretion to make payments which are not tax deductible in the future. In determining whether to do so, the Compensation Committee may consider a number of factors including, but not limited to, the tax position of the Corporation, the materiality of amounts likely to be involved, the performance levels of individuals who may receive such payments and the potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances. Regulations under Section 162(m) permit stock options to be excluded from compensation if certain conditions are met. The Compensation Committee believes that all options granted under the 1995 Omnibus Plan and the 1999 Omnibus Plan meet these conditions.

                                          BARRY M. MEYER, CHAIRMAN
                                          CHARLES E. RICKERSHAUSER, JR.
                                          EDWARD SANDERS

    The report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

STOCKHOLDER RETURN GRAPH
                          City National Corporation  S&P 500  Western Bank Monitor  SNL $5~10 Billion Bank Index
12/31/94                                     100.00   100.00                100.00                        100.00
12/31/95                                     134.66   137.58                142.80                        153.34
12/31/96                                     212.97   169.03                177.12                        205.40
12/31/97                                     370.09   225.44                324.96                        336.92
12/31/98                                     423.74   289.79                341.20                        325.93
12/31/99                                     341.53   350.50                341.82                        298.70

                                                                       PERIOD ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------
                                                       1994       1995       1996       1997       1998       1999
                                                     --------   --------   --------   --------   --------   --------
City National Corporation..........................   100.00     134.66     212.97     370.09     423.74     341.53
Standard & Poor's 500 Index........................   100.00     137.58     169.03     225.44     289.79     350.50
Western Bank Monitor Index.........................   100.00     142.80     177.12     324.96     341.20     341.82
SNL $5~10 Billion Bank Index.......................   100.00     153.34     205.40     336.92     325.93     298.70

    The above stockholder return graph compares the total cumulative stockholder return on the Corporation's common stock to the total cumulative returns of the Standard & Poor's 500 Index, the Western Bank Monitor Index of selected bank stocks and the SNL $5~10 Billion Bank Index.

    Each line on the stockholder return graph assumes that $100 was invested in the Corporation's common stock and the respective indices on December 31, 1994, and assumes quarterly reinvestment of all dividends. The total cumulative returns shown on the stockholder return graph reflect historical results only and are not necessarily indicative of future results.

    The Western Bank Monitor Index is no longer being maintained and therefore is not being updated to reflect acquisitions by or sales of banks in the index. As a result, this index has diminishing comparative value as a peer group of the Corporation. It is the Corporation's intent to discontinue using this index as a peer group.

    The stockholder return graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

                              CERTAIN TRANSACTIONS

    Since 1967, the Bank's Pershing Square Banking Office and a number of Bank departments have occupied leased space in the office building located at 606 South Olive Street in downtown Los Angeles (the "606 Building"). The 606 Building is owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation, which is a wholly owned subsidiary of the Bank, has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Bram Goldsmith, Chairman of the Board of the Corporation, is a 49% general partner. Therefore, Mr. Bram Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The other partners of Citinational-Buckeye Building Co. and Olive-Sixth Buckeye Co. are not affiliated with the Corporation or the Bank.

    The Bank currently occupies space in the 606 Building under leases signed on March 6, 1997 (effective as of September 30, 1996), May 1, 1998 and
November 13, 1998, all of which expire in 2006. Rental rates and other lease terms were negotiated at arms' length and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the 606 Building. In 1999, the Bank paid Citinational-Buckeye Building Co. a total of $1,016,895 for rent under all leases in the 606 Building and $135,233 for operating expense pass-throughs.

    The Bank had a loan to Citinational-Buckeye Building Co. which was paid in full on or about November 1, 1999 with the proceeds of a loan from a lender unaffiliated with the Bank (the "Refinance Loan"). The Bank's loan was secured by the 606 Building and was non-recourse to the general partners of the borrower. The Bank's loan bore interest at the Bank's prime rate plus 1/2%, with a maximum of 12.5% and a minimum of 8.5% and the largest amount outstanding at any time since January 1, 1999 was $15,491,182. The Bank's loan originally matured on December 31, 1998, but the maturity was extended to December 31, 1999.

    In 1997, Citinational Bancorporation made advances to Citinational-Buckeye Building Co. in the form of both loans and capital contributions. Citinational Bancorporation waived payment of interest during 1999. A portion of the proceeds of the Refinance Loan was used to repay advances in the amount of $1,750,000. After such repayment, the remaining principal amount of advances was $4,375,000. Interest continues to accrue on the advances at the rate of 10% per annum. Principal and interest are payable, subject to the terms of the Refinance Loan, to the extent of the net cash flow generated by the 606 Building.

    Certain directors, officers and stockholders of the Corporation, and their associates, were depositors, borrowers or customers of the Bank in the ordinary course of business during 1999. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than normal risk of collectibility or present other unfavorable features.

    Mr. Buchalter, a director of the Corporation, is Of Counsel to the law firm of Buchalter, Nemer, Fields & Younger which provided legal services to the Corporation or the Bank during 1999 and may do so in the future. Mr. Ziffren, a director of the Corporation, is a Senior Partner with the law firm of Ziffren, Brittenham, Branca & Fischer which may provide legal services to the Corporation or the Bank in the future. For information relating to directors who are members of the Compensation and Directors Nominating Committee, see "Compensation Committee Interlocks and Insider Participation."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Corporation and persons who own more than ten percent of the Corporation's common stock to file reports of initial ownership of the Corporation's common stock and subsequent changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Corporation's common stock is registered. Directors, officers and beneficial owners of more than ten percent of the Corporation's common stock are required by regulations of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) reports they file.

    Based solely upon the Corporation's review of the copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 1999, all Section 16(a) reporting requirements applicable to directors, officers and beneficial owners of more than ten percent of the Corporation's common stock were met in a timely manner.

                            INDEPENDENT ACCOUNTANTS

    The Audit Committee of the Board of Directors of the Corporation selected KMPG LLP to serve as the independent accountants of the Corporation for its fiscal year ended December 31, 1999. In accordance with its normal procedures, the Audit Committee has not yet selected independent accountants for the current fiscal year ending December 31, 2000, but will do so later in 2000.

    KPMG LLP performs both audit and non-audit professional services for and on behalf of the Corporation and its subsidiaries. During 1999, the audit services included examination of the consolidated financial statements of the Corporation, examination of the financial statements of the Corporation's subsidiaries and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

    Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions which may be asked by stockholders.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the Corporation's proxy statement for the 2001 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Corporation's Secretary on or before November 21, 2000 and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

    The proxy card for the 2001 Annual Meeting of Stockholders will give the designated proxy holder authority to vote at his or her discretion on any matter which is not brought to the Corporation's attention on or before February 7, 2001.

                           CITY NATIONAL CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 26, 2000
                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF THE CORPORATION

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 21, 2000, and hereby appoints Barbara S. Polsky, with power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 26, 2000, at 4:30 p.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(1) ELECTION OF DIRECTORS

    / / FOR all the nominees listed below to serve as Class I directors for a term of three years (EXCEPT AS MARKED TO THE CONTRARY BELOW)

    / /  WITHHOLD AUTHORITY to vote for all nominees listed below

         George H. Benter, Jr.,     Stuart D. Buchalter,     Ezunial Burts,
         Andrea L. Van de Kamp

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

                                          ______________________________________

(2) In her discretion, upon all other matters as may properly be brought before the annual meeting or any adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS NAMED ABOVE.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

    Please complete, sign and mail this Proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.

                                                       Dated _____________, 2000

                                                       _________________________
                                                       Signature of
                                                       Stockholder(s)
                                                       (Please sign your name
                                                       exactly as it appears
                                                       hereon. In the case of
                                                       stock held in joint
                                                       tenancy, all joint
                                                       tenants must sign.
                                                       Fiduciaries should
                                                       indicate title and
                                                       authority.)